UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2010

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Definitive Material Agreement.

On October 29, 2010, SunPower Corporation (“SunPower” or the “Company”) and certain subsidiary guarantors listed below entered into a Credit Agreement with Union Bank, N.A., as administrative agent, sole lead arranger and lender (in such capacity, the “Administrative Agent”), and the other lender parties thereto from time to time (such agreement, the “Revolving Credit Facility”).

Until October 28, 2011 (the “Maturity Date”), SunPower may borrow up to $70,000,000 under the Revolving Credit Facility. Amounts borrowed may be repaid and reborrowed until the Maturity Date. The Revolving Credit Facility may be increased up to $100,000,000 at the option of SunPower and upon receipt of additional commitments from lenders.

The amount available for borrowing under the Revolving Credit Facility is further capped at 30% of the market value of SunPower's shares in Woongjin (defined below) (such amount, the “Borrowing Base”). If at any time the amount outstanding under the Revolving Credit Facility is greater than the Borrowing Base, SunPower must repay such difference within two business days. In addition, upon a material adverse change which, in the sole judgment of the Administrative Agent, would adversely affect the ability of the Administrative Agent to promptly sell the Woongjin shares, including but not limited to any unplanned closure of the Korean Stock Exchange that lasts for more than one (1) trading session, SunPower must repay all outstanding amounts under the Revolving Credit Facility within five business days, and the Revolving Credit Facility will be terminated.

As security under the Revolving Credit Facility, SunPower pledged its holding of 19,398,510 shares of common stock of Woongjin Energy Co., Ltd., a company organized under the laws of Korea and listed on the Korean Stock Exchange (“Woongjin”), pursuant to a Pledge Agreement and a Share Kun-Pledge Agreement (under Korean law) with the Administrative Agent.

On October 29, 2010, SunPower drew down $70,000,000 under the Revolving Credit Facility.

SunPower is required to pay interest on outstanding borrowings of, at SunPower's option, (1) LIBOR plus 2.75% or (2) 1.75% plus a base rate equal to the highest of (a) the federal funds rate plus 1.5%, (b) Union Bank's prime rate as announced from time to time, or (c) LIBOR plus 1.0%, per annum; a front-end fee of 0.40% on the available borrowing; and a commitment fee of 0.25% per annum on funds available for borrowing and not borrowed.

The obligations of SunPower under the Revolving Credit Facility are guaranteed by its wholly owned subsidiaries SunPower North America, LLC and SunPower Corporation, Systems.

The Revolving Credit Facility includes representations, covenants, and events of default customary for financing transactions of this type.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Union Bank Revolving Credit Facility

The information contained in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: November 4, 2010	By:	/s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Executive Vice President
and Chief Financial Officer